Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-170647, 333-135099, 333-119630, 333-90603, 333-175218, and 333-257550) on Form S-8 and Registration Statement No. 333-229442 on Form S-3 of First Community Corporation of our report dated March 22, 2023, relating to our audit of the consolidated financial statements of First Community Corporation and its subsidiary, appearing in the Annual Report on Form 10-K of First Community Corporation for the year ended December 31, 2022.

/s/ Elliott Davis, LLC

Columbia, South Carolina

March 22, 2023